UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/16/2013

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously announced, on June 11, 2013, Identive Group, Inc. (the "Company") received notice from the NASDAQ Listing Qualifications Department ("Listing Department") that it does not meet the minimum $1.00 per share requirement for continued listing on the NASDAQ Global Market under Marketplace Rule 5450(a)(1). The Company applied on December 5, 2013 to transfer its common stock listing to the NASDAQ Capital Market. On December 16, 2013, the Company received notice from the Listing Department that its application to transfer its common stock listing to the NASDAQ Capital Market had been approved, effective as of the date of the notice. The Company's common stock listing will transfer to the NASDAQ Capital Market at the opening of trading on December 18, 2013. Following the move to the NASDAQ Capital Market, the Company's common stock will continue to trade under the symbol "INVE".

The Listing Department further informed the Company that it is eligible for an additional 180 days, or until June 9, 2014, to regain compliance with the minimum bid price rule by maintaining a minimum closing bid price of at least $1.00 for ten consecutive business days, provided that the Company meets the NASDAQ Capital Market's continued listing requirement for market value of publicly held shares and all other applicable initial listing requirements. The Company has provided the Listing Department with written notice of its intention to cure the stock price deficiency by June 9, 2014 by effecting a reverse stock split, if necessary. If the Company does not satisfy these continued listing conditions or if the minimum closing share price of the Company's stock does not achieve at least $1.00 per share for ten consecutive business days prior to June 9, 2014, the Listing Department will notify the Company in writing that its common stock will be delisted.

Item 8.01.    Other Events

On November 19, 2013, as part of its efforts to simplify its business structure and reduce costs, the Company initiated the process to discontinue its secondary listing on the entry standard of the German Stock Exchange in Frankfurt, effective as of the end of calendar 2013. Beginning in January 2014, the Company's shares held in Germany will continue to be tradeable through an approved specialist with EQUINET Bank AG and on the NASDAQ Stock Market using the stock's International Securities Identification Number (ISIN).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: December 18, 2013	By:	/s/ David Wear
David Wear
Chief Financial Officer and Secretary